Exhibit 99.1
Talen Energy Corporation Announces Closing of Incremental Term Loan B Financing and Related Repurchase of Common Stock
HOUSTON, Dec. 13, 2024 (GLOBE NEWSWIRE) - Talen Energy Corporation (“Talen” or the “Company”) (NASDAQ: TLN) announced today that the Company has closed on its previously announced $850 million incremental Term Loan B credit facility (the “Financing”) and the repurchase (the “Repurchase”) of an equivalent value of shares of Talen’s outstanding Talen common stock, par value $0.001 per share (“Common Stock”) from affiliates of Rubric Capital Management LP (collectively, “Rubric”).
The Company previously announced it would use the proceeds from the Financing to repurchase an equivalent value of shares of Common Stock held by Rubric. Upon the successful upsizing of the Financing from $600 million to $850 million, the Company determined it would use cash on hand to further increase the value of the Repurchase from $850 million to $1 billion in aggregate purchase price. Shares repurchased using the proceeds from the Financing are incremental to the Company’s previously announced share repurchase program. The additional shares repurchased with $150 million of cash on hand utilized capacity under the existing share repurchase program, leaving approximately $1.08 billion of remaining capacity available under the program through 2026.
“Demonstrating our commitment to shareholder returns, we have now repurchased more than 20% of our outstanding Common Stock in the past year and, through these repurchases, have bought back nearly 75% of our market capitalization as of our emergence from bankruptcy in May 2023,” said Mac McFarland, President and Chief Executive Officer. “We will continue to deliver value to all our stakeholders, including Rubric, which remains a valued and substantial owner of Talen stock.”
The Repurchase was priced at a 4% discount to a 15-day VWAP prior to the closing of the Repurchase, resulting in the repurchase of 4,893,507 total shares at a price of $204.35 per share. Following the Repurchase, 45,961,910 shares of the Company’s Common Stock remain outstanding.
This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information visit, https://www.talenenergy.com/

Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com
Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations, and are subject to numerous factors that present considerable risks and uncertainties.

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